Exhibit 99.1

Allurion Receives Continued Listing Standards Notice from NYSE

September 5, 2024

NATICK, Mass.--(BUSINESS WIRE)-- Allurion Technologies, Inc. (NYSE: ALUR) (“Allurion” or the “Company”), a company dedicated to ending obesity, today announced that it received written notice (the “Notice”) from the New York Stock Exchange (the “NYSE”) that it is not in compliance with the NYSE’s continued listing standards because the average market capitalization of the Company was less than $50.0 million over the consecutive 30 trading-day period ended August 29, 2024 and the Company’s last reported stockholders’ equity as of August 29, 2024 was less than $50.0 million. The Notice does not result in the immediate delisting of the Company’s common stock from the NYSE.

In accordance with NYSE procedures, within 45 days from receipt of the Notice, the Company intends to submit a plan to the NYSE advising it of the definitive action(s) the company has taken, is taking, or plans to take that would bring it into conformity with the continued listing standards. If the NYSE accepts the Company’s plan, the Company’s common stock will continue to be listed and traded on the NYSE during the 18-month cure period, subject to the Company’s compliance with other NYSE continued listing standards and continued periodic review by the NYSE of the Company’s progress with respect to its plan.

The Notice has no immediate impact on the listing of the Company’s common stock, which will continue to be listed and traded on the NYSE during such cure period, subject to the Company’s compliance with other NYSE continued listing standards. Furthermore, the Notice is not anticipated to impact the ongoing business operations of the Company or its reporting requirements with the U.S. Securities and Exchange Commission.

About Allurion

Allurion is dedicated to ending obesity. The Allurion Program is a weight loss platform that features the Allurion Gastric Balloon, the world’s first and only swallowable, Procedureless™ intragastric balloon for weight loss, and offers access to the Allurion Virtual Care Suite, including the Allurion Mobile App for consumers, Allurion Insights for health care providers featuring the Coach Iris AI Platform, and the Allurion Connected Scale. The Allurion Virtual Care Suite is also available to providers separately from the Allurion Program to help customize, monitor and manage weight loss therapy for patients regardless of their treatment plan: gastric balloon, surgical, medical or nutritional. The Allurion Gastric Balloon is an investigational device in the United States.

For more information about Allurion and the Allurion Virtual Care Suite, please visit www.allurion.com.

Allurion is a trademark of Allurion Technologies, Inc. in the United States and countries around the world.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. federal and state securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions and include statements regarding the Company’s plans to notify the NYSE hat it intends to cure the market capitalization deficiency and return to compliance with the applicable NYSE continued listing standards, its intention to remain listed on the NYSE, and its options to regain compliance with the

NYSE’s continued listing standards. Forward-looking statements are predictions, projections and other statements about future events that reflect the current beliefs and assumptions of the Company’s management based on information currently available to them and, as a result, are subject to risks and uncertainties. Many factors could cause actual future results or developments to differ materially from the forward-looking statements in this communication, including but not limited to (i) the ability of the Company to obtain and maintain regulatory approvals for and successfully commercialize its products and offerings, including the Allurion Balloon, (ii) the timing of, and results from, the Company’s clinical studies and trials, (iii) the evolution of the markets in which the Company competes, (iv) the ability of the Company to defend its intellectual property and satisfy regulatory requirements, (v) the impact of global economic conditions and geopolitical events on the Company’s business, (vi) the Company’s expectations regarding its market opportunities, (vii) the risk of economic downturns and a changing regulatory landscape in the highly competitive industry in which the Company operates, (viii) the risk that the Notice and noncompliance with NYSE continued listing standards may impact the Company’s results of operations, business operations and reputation and the trading prices and volatility of the Company’s common stock, and (ix) the Company’s ability to continue to meet NYSE continued listing standards. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed on March 26, 2024 (as subsequently amended) and other documents filed by the Company from time to time with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

Global Media

Cedric Damour

PR Manager

+33 7 84 21 02 20

cdamour@allurion.com

Investor Contact

Mike Cavanaugh, Investor Relations

ICR Westwicke

(617) 877-9641

mike.cavanaugh@westwicke.com

Source: Allurion Technologies, Inc.